UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2023

ADVANCED DRAINAGE SYSTEMS, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware		001-36557	51-0105665
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

4640 Trueman Boulevard,			43026
Hilliard,	Ohio
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s Telephone Number, Including Area Code: (614) 658-0050
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WMS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Fiscal Year 2024 Annual Cash Incentive Plan Design
On May 16, 2023, the Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Advanced Drainage Systems, Inc. (the “Company”) recommended, and on May 17, 2023 the Board approved, the Company’s annual performance measures, weights and minimum, target and maximum amounts for the Annual Cash Incentive Plan for fiscal year 2024, under the Company’s 2017 Omnibus Incentive Plan. The Annual Cash Incentive Plan provides annual cash incentive compensation opportunities based on performance measures that are similar to the performance measures utilized for fiscal year 2023, as follows:
•Total Net Sales — net sales as reflected in the Company’s financial statements.
•Adjusted EBITDA — EBITDA before stock based compensation expense, non-cash charges and certain other expenses.
For fiscal year 2024, 80% of the incentive award for all named executive officers is based upon the achievement of certain levels of the Company’s Adjusted EBITDA and 20% is based upon achieving certain levels of the Company’s net sales. The foregoing percentages are then multiplied by the named executive officer’s total target incentive award (calculated as a percentage of annual base salary) to arrive at the target amounts. The Annual Cash Incentive Plan includes a funding trigger that requires the achievement of the established minimum threshold performance level for Adjusted EBITDA in order for any potential payout based on the Total Net Sales.
For the Adjusted EBITDA and Total Net Sales performance measures, the payouts will range from 0% of target for minimum performance, 100% of target for target performance, and 200% of target for maximum performance, for fiscal year 2024. Payout percentages for performance between the minimum performance goal, the target performance goal and the maximum performance goal will be determined using linear interpolation.
In making award determinations under the Annual Cash Incentive Plan, the Compensation Committee shall have full power and authority to interpret the terms and conditions of the Annual Cash Incentive Plan and make all determinations thereunder, as well as the power and authority to make adjustments to the design of the Annual Cash Incentive Plan that it deems necessary or proper in its sole and absolute discretion. Annual cash incentive awards will be paid in a lump sum (less applicable withholdings) within the “applicable 2-1/2 month period,” as defined in Treasury Regulations Section 1.409A-1(b)(4)(A) following the Company’s March 31, 2024 fiscal year end.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits
The following exhibits are being furnished as part of this report:

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED DRAINAGE SYSTEMS, INC.

Date: May 23, 2023	By:	/s/ Scott A. Cottrill
	Name:	Scott A. Cottrill
	Title:	EVP, CFO & Secretary
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